Exhibit 16.2

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

August 26, 2011

Dear Sir or Madam:

We have read the statements made by MacDermid Group, Inc. in the section titled “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” in its Amendment No. 1 to the Registration Statement on Form S-1, expected to be filed with the SEC on or about August 26, 2011 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP